UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2008

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

         On August 6, 2008, Tom Kilgore, TVA’s President and Chief Executive Officer, held a web seminar with the media in which he discussed the pressures TVA is facing from the increased cost of fuel.  A copy of the materials used by Mr. Kilgore during the web seminar is furnished as Exhibit 99.1.

The furnished materials contain forward-looking statements relating to future events and future performance.  All statements other than those that are purely historical may be forward-looking statements.  In certain cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “intend,” “project,” “plan,” “predict,” “assume,” “forecast,” “estimate,” “objective,” “possible,” “probably,” “likely,” “potential,” or other similar expressions.

Although TVA believes that the assumptions underlying the forward-looking statements are reasonable, TVA does not guarantee the accuracy of these statements.  Numerous factors could cause actual results to differ materially from those in the forward-looking statements.  Several of these factors are set forth in TVA’s Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2007, and in other filings TVA makes from time to time with the Securities and Exchange Commission.  TVA undertakes no obligation to update any forward-looking statement to reflect developments that occur after the statement is made.

Item 9.01 Financial Statements and Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Materials used in the August 6, 2008 web seminar held by Tom Kilgore

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: August 12, 2008	/s/ Kimberly S. Greene
Kimberly S. Greene
Chief Financial Officer and Executive Vice President,
Financial Services

EXHIBIT INDEX

This exhibit is furnished pursuant to Item 2.02 hereof and should not be deemed to be filed under the Exchange Act.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Materials used in the August 6, 2008 web seminar held by Tom Kilgore